Exhibit 10.2

ADVISORY SERVICES AGREEMENT

This Advisory Services Agreement (“Agreement”) is effective as of the date set forth immediately above the parties’ signatures below (the “Effective Date”) and is entered into by and between Impact Solve LLC, a Washington limited liability corporation dba Impact Solutions (the “Advisor”), and the client identified immediately beneath its signature below (the “Client”), with reference to the following facts:

A. Advisor, through its qualified personnel, provides certain business consulting, accounting and other advisory services (the “Services”) to businesses.

B. Client is engaged in business operations and desires to retain Advisor’s Services on the terms and conditions specified in this Agreement and each work order that the parties may subsequently enter.

NOW, THEREFORE, the parties agree as follows:

1. Work Orders. Client may order, and Advisor may accept, work projects from time to time whose description, deliverables, timing, fee, and payment schedule shall be described in a Work Order signed by both Client and Advisor and appended to this Agreement as part of its Exhibits. In the event of a conflict between any term in this Agreement and any provision in a Work Order, the provision specified in the Work Order shall prevail.

2. Fees and Expenses. The fees for the Services (the “Fees”) will be set forth in each applicable Work Order. Client will reimburse Advisor for the following expenses (the “Expenses”): (i) reasonable travel incurred in performing the Services, provided that such travel expenses are approved in writing by Client in advance, and (ii) any additional expenses that the parties may agree to in writing in advance (“Additional Expenses”).

3. Invoicing and Acceptance. Advisor will invoice Client for the Fees and Expenses in accordance with the payment schedule set forth in each applicable Work Order. Unless otherwise specified in an applicable Work Order, Client will have five (5) business days from Advisor’s delivery of any invoice in which to accept or reject, in writing, any Services covered by such invoice. Services covered by an invoice shall be deemed accepted unless rejected within that time. If the Services are not accepted by Client, Advisor will correct and re-perform or re-deliver the Services within ten (10) days of receiving written receipt of such rejection specifying in reasonable detail the reasons why such Services were rejected.

4. Payment. Client will pay all undisputed amounts set forth in an Advisor invoice within ten (10) days after Client’s acceptance of the Services covered by such invoice. Late payments shall accrue interest at the rate of 1% per month until paid. The payment and reimbursement obligations are exclusive of any sales, use, excise, value add, or other taxes that may be asserted on such payments by any federal, state, provincial, or local taxing authority, which taxes will be paid by Client. If Client fails to make any payment when due, Advisor may (a) terminate this Agreement, (b) declare immediately due and payable all of Client’s obligations, (c) change credit terms with respect to any further work, and (d) suspend or discontinue any further work until Client pays all overdue amounts. Client shall reimburse Advisor for all costs incurred in collecting any sums owed by Client to Advisor, including, without limitation, reasonable attorneys’ fees.

5. Ownership. All Client proprietary or confidential information and any Work deliverables created by Advisor are the property of Client. All Intellectual Property developed by Advisor prior to, during, or after the course of the engagement shall belong to Advisor, for Advisor to use or to share (subject only to the duty of confidentiality set forth in Section 12) with others without any restriction whatsoever. Conditioned upon receipt of payment for all Fees and Expenses due for the Services, Advisor hereby grants Client a worldwide, royalty-free, non-exclusive, irrevocable license, in perpetuity, to use such Intellectual Property, without any restriction, developed by Advisor solely during the course of the engagement.

6. Non-Solicitation

During the period beginning immediately and ending on the second anniversary of the termination or expiration of this Agreement in accordance with its terms, Client agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit or accept for employment any persons employed or contracted by Impact Solve during such period. A violation of this provision may be remedied by injunction and an action for damages.

7. Term. The term of this Agreement commences as of the Effective Date and will continue in effect until the earlier to occur of (i) either party giving the other no fewer than thirty (30) days prior written notice, except in case of a material breach, in which case the non-breaching party may terminate the agreement immediately upon giving written notice, or (ii) the termination or expiration of the last effective Work Order. If the Parties execute any Work Order at a date following the termination or expiration of this Agreement, this Agreement will then continue to govern such Work Order. Termination will not affect the ownership of and rights in the intellectual property or Client’s obligation to pay Advisor for satisfactory Services completed up to the date of termination.

8. Independent Contractor. Advisor’s relationship with the Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture, or employment relationship. Advisor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of compensation under this Agreement.

9. Representations and Warranties. Advisor represents and warrants that: (i) the Services will be performed in a good and workmanlike manner and in accordance with standards in the industry; (ii) the Services consist of Advisor’s original work or are derived from pre-existing works that Advisor owns and has a right to deliver to Client under this Agreement; and (iii) neither the Services nor any Work will violate or infringe any common law or statutory right of any third party including, without limitation, any contractual rights, proprietary rights, trademark, service mark, trade secret, copyright, patent rights or any rights of privacy or publicity. Apart from the foregoing representations.

10. Disclaimer. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE WARRANTIES SET FORTH IN SECTION 9 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, GUARANTEES OR CONDITIONS, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, COMPLIANCE WITH ANY DESCRIPTION, NON- INFRINGEMENT OF THIRD PARTY RIGHTS, OR ANY ORAL OR WRITTEN REPRESENTATIONS, PROPOSALS OR STATEMENTS MADE ON OR PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT, AND EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, GUARANTEES OR CONDITIONS. EXCEPT AS OTHERWISE STATED IN THIS AGREEMENT, ADVISOR MAKES NO REPRESENTATION, WARRANTY, CONDITION OR GUARANTEE AS TO THE RELIABILITY, TIMELINESS, QUALITY, SUITABILITY, AVAILABILITY, ACCURACY OR COMPLETENESS OF ANY ADVICE PROVIDED TO CLIENT OR CLIENT’S MANNER OR METHODS OF IMPLEMENTING SUCH ADVICE.

11. Indemnification. Client will indemnify, defend, and hold harmless Advisor from and against any and all losses, liabilities, claims, costs, damages, and expenses (including, without limitation, reasonable attorneys’ fees, disbursements and administrative or court costs) (collectively, “Losses”) paid or incurred in connection with claims by any third party resulting from (i) any breach or alleged breach by Client of its obligations under this Agreement, (ii) personal injury or property damage caused by the fault or negligence of Client, (iii) Client’s failure to comply with applicable laws and/or regulations governing the Services provided under this agreement, or (iv) gross negligence on the part of Client and/or its employees. Advisor agrees to indemnify, defend and hold harmless Client, and all of its present and former officers, shareholders, directors, employees, agents, successors, and assignees, from and against any and all Losses paid or incurred in connection with claims by any third party that result from (i) any breach or alleged breach by Advisor of its obligations, representations, and warranties under this Agreement, (ii) personal injury or property damage caused by the fault or negligence of Advisor, (iii) Advisor’s failure to comply with applicable laws and/or regulations governing the Services provided under this agreement, or (iv) gross negligence on the part of Advisor and/or its employees.

12. Confidentiality. The Parties acknowledge that any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as Confidential Information. The term “Confidential Information” means any confidential and/or proprietary knowledge, data or information, whether or not documented or memorialized, whether or not marked “confidential” or “proprietary,” whether in written or verbal form, relating to the Company or any of its affiliates, or their actual, proposed and previous business, activities, products, services, personnel, customers, and research and development, including by way of illustration but not limitation, all: (a) trade secrets, inventions, designs, ideas, design processes, formulas, source and object codes, software, hardware, technologies, data, programs, other works of authorship, designs and techniques, and the physical embodiments thereof, including works-in-progress, and information regarding research, development, new products; (b) pricing plans, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers lists, and customers lists; and (c) non-public information relating to the Company’s employees, contractors, subcontractors, sales agents, sales representatives, vendors and suppliers, and other non-public information regarding the Company’s employees, vendors and suppliers. Each Party shall maintain confidentiality of all such Confidential Information, and without obtaining the written consent of the other Party, it shall not disclose any relevant Confidential Information to any third parties, unless: (1) authorized to do so in writing by the Company’s Board of Directors, (2) required by law or court order, or (3) such information has become publicly available other than by reason of a breach by Executive of this Agreement or by reason of a breach by a third-party bound by an obligation of confidentiality to the Company with respect to such Confidential Information.. Upon the termination of this Agreement, Advisor shall return to the Company all originals, copies, summaries of documents, correspondence, notes and memoranda, whether in written, electronic or other form, and other tangible manifestations of Confidential Information in Advisor’s possession or control. This Section shall survive the termination of this Agreement for any reason.

In the course of the performance of Advisor’s Services it is expected that Advisor will receive information that is considered material inside information within the meaning and intent of the U.S. federal securities laws, rules and regulations. Advisor will not disclose this information directly or indirectly to any third party, nor will Advisor buy, sell or otherwise deal in the securities of Client in violation of applicable law. Advisor acknowledges that it is subject to the Client’s Insider Trading Policy.

13. Limitation of Liability. EXCEPT FOR THE PARTIES’ INDEMNIFICATION OBLIGATIONS UNDER SECTION 11 OF THIS AGREEMENT AND THEIR CONFIDENTIALITY OBLIGATIONS UNDER SECTION 12 OF THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY DAMAGES HEREUNDER THAT EXCEED THE AMOUNTS ACTUALLY RECEIVED BY ADVISOR FROM CLIENT IN THE 12 MONTHS PRIOR TO THE DATE OF THE ACTION GIVING RISE TO THE CLAIM.

14. Notices. Any notice required by the terms of this Agreement shall be given in writing and (i) emailed, (ii) hand delivered, or (iii) deposited in the United States mail, and will be deemed effective at the earliest to occur of the following: (a) if emailed, upon receiving a reply email from the recipient explicitly confirming receipt; (b) if hand delivered, immediately upon actual receipt; (c) if sent by registered or certified mail, return receipt requested, on the date shown on the return receipt; or (d) if mailed with first-class postage prepaid and correctly addressed, five (5) days after deposit in the United States mail. Each party shall specify beneath its signature below an email and postal address for receiving notices. A party may, at any time in the future, change its designated email or postal address, with such change to take effect upon properly giving notice of the change to all the other parties in any manner set forth above.

15. Choice of Law and Venue. This Agreement and the obligations of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in Delaware, without regard to conflict of laws principles. Each party consents to the jurisdiction and venue of the federal and state courts located in Ann Arbor, Michigan, with respect to any controversy or claims arising under or related to this Agreement.

16. Dispute Resolution. This Agreement shall be governed in all respects by the law of Delaware, without regard to its conflicts of laws rules, whether one or more of the parties shall now be or hereafter become a resident of another state or country. Any dispute or controversy between Advisor and Client (or any assignee or other successor-in-interest of Client) in any way arising out of, related to, or connected with this Agreement or the subject matter thereof, or otherwise in any way arising out of, related to, or connected with Advisor’s work with or for Client or the termination thereof, shall be resolved through final and binding arbitration in Ann Arbor, Michigan. In the event of such arbitration, each party shall be responsible for paying its own costs and expenses incurred in connection therewith, including, but not limited to, attorneys’ fees. The parties shall share equally the costs of the arbitration, including, but not limited to, the arbitrator’s fees and any and all other administrative costs of the arbitration. The parties each agree to submit to any federal or state court of appropriate jurisdiction located in Ann Arbor, Michigan, for purposes of compelling arbitration pursuant to this paragraph, or to enforce any interim or final award entered into by the arbitrator. The arbitrator shall have no power to add to, subtract from, or modify in any way, the terms of this Agreement.

17. Successors and Assigns. Advisor may not assign the services to be performed under this Agreement and any rights or obligations hereunder without the express written consent of the Client. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Client and its successors and assigns.

18. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceability provision were omitted.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. This Agreement may be amended only upon the written consent of Client and Advisor.

DATED 28 November 2025

ADVISOR: Impact Solve LLC

BY:	/s/ Richard Jacroux
NAME:	Richard Jacroux
TITLE:	Principal

Address for Notices: Impact Solve LLC
7130 Tolt Highlands Rd NE, Carnation WA 98014
Email: richard@impactsolve.com

CLIENT: Endra Life Sciences, Inc.

BY:	/s/ Alexander Tokman
NAME:	Alexander Tokman
TITLE:	Acting CEO

Address for Notices:

Email: atokman@endrainc.com

EXHIBIT A - WORK ORDER NO. 1

This Work Order No. 1 (this “Work Order”) is effective as of the date set forth immediately above the parties’ signatures below and is entered into by and between Impact Solve LLC, a Washington limited liability corporation dba Impact Solutions (the “Advisor”), and the undersigned Client (“Client”) in reference to, and as part of, that certain Advisory Services Agreement by and between Client and Advisor to which this Work Order is attached (the “Agreement”). Terms capitalized in this Work Order but not separately defined shall have the meanings given them in the Agreement.

Client hereby orders, and Advisor hereby accepts, the following project under the terms and conditions of the Agreement, except as expressly modified below:

Name of Project: Chief Financial Officer

General Description of Advisory Services: Act as Principal Financial Officer and Principal

Accounting Officer reporting to the Chief Executive Officer (CEO) and Board of Directors.

Fee: Base fee for 2025 of $8,650 per month representing nearly a 28% discount off standard fees. All hours beyond 16 hours a week – for special projects at the direction of the CEO – to be charged at $124.70 which also represents a 28% discount off standard fees. Beginning in January, 2026, all discounts are reduced to 10% off standard fees, which Advisor agrees not to increase through 2026. Additional Expenses will be billed each month.

The discounts described above shall remain in effect as long as Mr. Alexander Tokman is Acting CEO or CEO. Any month (or fraction thereof) after Mr Tokman resigns or is terminated for any reason, Advisor’s rates will be charged at standard fees.

Monthly fees will be billed at the beginning of each month. Any additional hours will be billed at the end of the month.

DATED: 28 November 2025

ADVISOR: Impact Solve LLC

BY:	/s/ Richard Jacroux
NAME:	Richard Jacroux
TITLE:	Principal

CLIENT: Endra Life Sciences, Inc.

BY:	/s/ Alexander Tokman
NAME:	Alexander Tokman
TITLE:	Acting CEO